UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A (Amendment one)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     June 23, 2006

MLM INDEX™ FUND
(Exact name of registrant as specified in its charter)

Delaware	0-49767	Unleveraged Series 22-2897229
Leveraged Series 22-3722683
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

47 Hulfish Street, Suite 510, Princeton, New Jersey	08542
(Address of principal executive offices)	(Zip Code)

(609) 924-8868
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 4.02(b)	Non-Reliance on Previously Issued Financial Statement or a Related Audit Report or Completed Interim Review

On June 29, 2006, the MLM INDEX™ FUND (MLM) filed an 8-K advising that its 10-K/A ,filed on June 22, 2006, was incomplete insomuch as the amendment did not include the entire Form 10-K Financial Items being amended. Subsequent to filing the 8-K, MLM received a request from the Commission to clarify the nature of the revisions made in the Form 10-K/A and whether the non-reliance on the Form 10-K/A related solely to the incomplete information in the filing or whether the financial statements contained in the 10-K/A have been or will be restated.

This 8-K/A is filed in response to the Commission’s request. The nature of the revisions made in the initial 10-K/A were not restatements by MLM, but rather corrections of mathematical, grammatical, footing, and pagination errors within the 10-K itself. Further, Grant Thornton advised MLM that the Consent of Ernst & Young, MLM’s independent accountant prior to Grant Thornton needed to be provided with the 10-K/A.

The statement of non-reliance issued in the 8-K filed by MLM on June 29, 2006 was based solely on the fact that all of its Financial statements (both those that were corrected and those that had no corrections) were not included with its first 10-K/A. Instead, only those financial statements that were corrected were included with MLM’s first 10-K/A. Grant Thornton, MLM’s independent accountant, requested that the 10-K be amended to include all of MLM’s financial statements, including those that were not corrected.

As stated in the 8-K dated June 29, 2006, MLM will be filing another 10-K/A to include all of its financial statements with explanations as to those that were corrected. Corrections will relate solely to mathematical, grammatical, footing and/or pagination errors within the financials themselves, and will not contain restatements by MLM. MLM will also include the consent of Ernst & Young with the next 10-K/A.

MLM’s authorized officers have discussed these matters with the independent accountant, Grant Thornton, LLP.

As of the date of the filing of this Form 8-K, MLM has not yet determined when its second 10-K/A will be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MLM INDEX™ FUND
By: Mount Lucas Management Corporation, Manager

By: /s/Timothy Rudderow
Timothy Rudderow, President